SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                        Date of Report: April 13, 2005
                        (Date of earliest event reported)


                            HERLEY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                   0-5411                    23-2413500
(State or other             (Commission                (IRS Employer
 jurisdiction of            File Number)               Identification
 incorporation)                                            Number)


101 North Pointe Boulevard, Lancaster, Pennsylvania     17601-4133
Address of principal executive offices)                 (Zip Code)


Registrant's telephone number including area code      (717) 735-8117


_____________________________________________________________________________
         (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On April 13, 2005, Herley Industries, Inc. announced the completion, effective April 1, 2005, of its acquisition of all of the capital stock of Innovative Concepts, Inc. in an all cash transaction totaling approximately $20 million. Innovative Concepts, Inc. provides wireless communications technology and real-time embedded systems, software, hardware and high speed processing in support of the defense industry. Innovative Concepts, Inc. had revenues of approximately $28 million for the fiscal year ended October 31, 2004.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statement of Business Acquired. As permitted by Item 9.01(a)(4) of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this current report on Form 8-K not later than seventy-one (71) calendar days after the date this current report must be filed.

     (b) Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this current report on Form 8-K no later than seventy-one (71) calendar days after the date this current report must be filed.

(c)     Exhibits.

     2.1  Common Stock Purchase Agreement dated as of April 12, 2005.

     99.1 Press Release dated April 13, 2005, announcing the completion of the acquisition of Innovative Concepts, Inc.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        HERLEY INDUSTRIES, INC.


                                        By:/s/ Thomas V. Gilboy
                                        ------------------------------------
                                        Thomas V. Gilboy
                                        Vice President and CFO
                                        (Principal Financial Officer)
Dated:  April 18, 2005